UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2020 (June 15, 2020)

KEMET Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15491	57-0923789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

KEMET Tower, One East Broward Boulevard, Fort Lauderdale, Florida	33301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 766-2800

(Former name or former address, if changed since last report.): Not applicable

Securities registered pursuant to Section 12(b) of the Act:
Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
Common stock, par value $0.01 per share	KEM	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On June 15, 2020, KEMET Corporation, a Delaware corporation (the “Company”), consummated the previously announced merger (the “Merger”) pursuant to the terms of the Agreement and Plan of Merger, dated as of November 11, 2019 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Yageo Corporation, a corporation incorporated under the laws of the Republic of China (“Yageo”), and Sky Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Yageo (“Acquisition Sub”). Pursuant to the Merger Agreement, Acquisition Sub merged with and into the Company, with the Company surviving the Merger as the surviving corporation (the “Surviving Corporation”) and becoming a wholly owned subsidiary of Yageo. The following events took place in connection with the consummation of the Merger:

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Items 3.03, 5.01 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

At the effective time of the Merger (the “Effective Time”), subject to the terms and conditions of the Merger Agreement, each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) issued and outstanding immediately prior to the Effective Time was canceled and (other than shares held by the Company or held, directly or indirectly, by Yageo or Acquisition Sub and dissenting shares) automatically converted into the right to receive $27.20 in cash, without interest and subject to any applicable withholding taxes (the “Per-Share Amount”), reflecting an all-cash transaction with an equity value of approximately $1.6 billion.

As of the Effective Time, (A) each then-outstanding option to purchase shares of Company Common Stock (a “Company Option”), whether vested or unvested, was canceled in exchange for the right to receive an amount in cash equal to the product of (x) the total number of shares of Company Common Stock subject to such Company Option and (y) the excess of the Per-Share Amount over the applicable per share exercise price; provided, that if the per share exercise price with respect to a Company Option was equal to or greater than the Per-Share Amount, such Company Option was canceled without any cash payment or other consideration being made in respect thereof, (B) each then-outstanding restricted stock unit (a “Company RSU”), whether vested or unvested, was canceled in exchange for the right to receive an amount in cash equal to the product of (x) the total number of shares of Company Common Stock subject to such Company RSU and (y) the Per-Share Amount, and (C) each then-outstanding long-term incentive plan award (a “Company LTIP Award”), whether vested or unvested, was canceled in exchange for the right to receive an amount in cash equal to: (i) with respect to the time-based vesting portion of such Company LTIP Award, the product of (x) the total number of shares of Company Common Stock subject thereto and (y) the Per-Share Amount and (ii) with respect to the performance-based vesting portion of such Company LTIP Award, the total value of the payout that would have been earned assuming the greater of target and actual level of performance. All such payments are subject to applicable withholding or other taxes or other amounts required by applicable law to be withheld.

Notwithstanding the above, Company LTIP Awards that had not been approved by the Company prior to the date of the Merger Agreement but were granted to officers and employees following the date of the Merger Agreement and that remained outstanding immediately prior to the Effective Time were not subject to the same treatment upon the Effective Time as applies to the corresponding type of award outstanding immediately prior to the Effective Time that was granted prior to the date of the Merger Agreement. As of the Effective Time, such Company LTIP Awards were assumed and continued by Yageo in accordance with their terms.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 12, 2019, and which is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the consummation of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) of its intent to remove the Common Stock from listing on the NYSE (under the symbol “KEM”) and requested that the NYSE file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist and deregister shares of the Common Stock. Additionally, the Company intends to file with the SEC a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the termination of registration of shares of the Common Stock under Section 12(g) of the Exchange Act and the termination and suspension of the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act. Trading of the Common Stock on the NYSE was halted prior to the opening of trading on June 15, 2020.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the consummation of the Merger and at the Effective Time, the shares of Common Stock issued and outstanding immediately prior to the Effective Time were cancelled and (other than shares held by the Company or held, directly or indirectly, by Yageo or Acquisition Sub and dissenting shares) automatically converted into the right to receive the Per-Share Amount. At the Effective Time, the Company’s stockholders ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration pursuant to the terms of the Merger Agreement) and accordingly, no longer have any interest in the Company’s future earnings or growth.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

On June 15, 2020, as a result of the consummation of the Merger, a change of control of the Company occurred and Acquisition Sub merged with and into the Company, with the Company surviving the Merger as the Surviving Corporation and becoming a wholly owned subsidiary of Yageo.

The aggregate purchase price was based on an equity value of approximately $1.6 billion. Yageo funded the Merger with a combination of cash on hand and cash proceeds from financings.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement (and not as a result of any disagreement with the Company), and effective as of the Effective Time, each of Gurminder S. Bedi, Wilfried Backes, William M. Lowe, Jr., Jacob Kotzubei, E. Erwin Maddrey, Yasuko Matsumoto, Robert G. Paul and Karen M. Rogge no longer serve on the board of directors of the Company (the “Board”) and were replaced with the members of the board of directors of Acquisition Sub. As of and immediately following the Effective Time, Tie-Min Chen and Deng-Rue Wang became directors of the Company, and Frank G. Brandenberg remained a director of the Company. Each of Messrs. Brandenberg, Chen and Wang will serve on the Board until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

In addition, the incumbent officers of the Company immediately prior to the Effective Time continued as the officers of the Surviving Corporation and will serve as officers until their respective successors are duly elected or appointed and qualified in accordance with applicable law or their earlier death, resignation or removal.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, and pursuant to the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and by-laws were amended and restated in their entirety. Copies of the Third Restated Certificate of Incorporation of the Company and the Third Amended and Restated By-Laws of the Company are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

On June 15, 2020, the Company issued a press release announcing the closing of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in its entirety herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of November 11, 2019, by and among KEMET Corporation, Yageo Corporation and Sky Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 12, 2019).

3.1	Third Restated Certificate of Incorporation of KEMET Corporation, effective June 15, 2020.

3.2	Third Amended and Restated By-Laws of KEMET Corporation, effective June 15, 2020.

99.1	Press Release, dated as of June 15, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEMET Corporation

By:	/s/ William M. Lowe, Jr.
	Name:	William M. Lowe, Jr.
	Title:	Chief Executive Officer

Date: June 17, 2020